CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Northwest Biotherapeutics, Inc. and its subsidiary (the “Company”) on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission (the "Report"), I, Alton L. Boynton certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; as amended, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 19, 2011	/s/ ALTON L. BOYNTON
Alton L. Boynton
President and Chief Executive Officer
(principal executive officer and principal financial officer)

        The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company as part of the Report or as a separate disclosure document for purposes of Section 18 or any other provision of the Securities Exchange Act of 1934, as amended.